Exhibit 21

                              LIST OF SUBSIDIARIES

Name of Subsidiary                                  Jurisdiction of Organization
------------------                                  ----------------------------

Spear & Jackson plc                                       England
Bowers Group plc                                          England
Offertower plc                                            England
Magnacut Limited                                          England
Coventry Gauge Limited                                    England
Neill Tools Limited                                       England
James Neill Holdings Limited                              England
Eclipse Magnetics Limited                                 England
Markbalance plc                                           England
Spear & Jackson Holdings Limited                          England
Societe Neill France S.A.                                 France
Spear & Jackson Garden Products Limited                   England
Spear & Jackson France S.A.                               France
James Neill Canada, Inc.                                  Canada
Spear & Jackson (Australia) Pty Limited                   Australia
Spear & Jackson (New Zealand) Limited                     New Zealand
James Neill USA, Inc.                                     Illinois
Bowers Metrology Limited                                  England
Bowers Metrology (UK) Limited                             England
CV Instruments Limited                                    England
Spear & Jackson, Inc.                                     Florida
S and J Acquisition Corp.                                 Florida
Mega Tools Ltd                                            Canada
Megatools USA, Inc.                                       Washington
CV Instruments Europe BV                                  The Netherlands
Bowers Eclipse Equipment Shanghai Co. Limited             China